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                                                               Exhibit (a)(2)(c)

                CERTIFICATE OF TRUST OF EQUITY SECURITIES TRUST I

            This Restated Certificate of Trust of Equity Securities Trust I (the "Trust"), dated October 15, 2001, is being duly executed and filed by Donald J. Puglisi, William R. Latham III and James B. O'Neill, as trustees, to restate the Restated Certificate of Trust, which was filed on October 2, 2001, with the Secretary of the State of Delaware under the Delaware Business Trust Act (12 Del. C.Section 3801, et seq.) (the "Restated Certificate of Trust").

            The Original Certificate of Trust is hereby restated in its entirety to read as follows:

            1. Name. The name of the business trust formed hereby is EQUITY SECURITIES TRUST I.

            2. Registered Office; Registered Agent. The business address of the registered office of the Trust in the State of Delaware is c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711. The name of the Trust's registered agent at such address is Puglisi & Associates.

            3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

            4. The Trust is to be registered under the Investment Company Act of 1940, as amended, prior to the issuance of beneficial interests in the Trust.

            IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                        /s/ Donald J. Puglisi
                                        ---------------------------------------
                                            Donald J. Puglisi, Managing Trustee


                                        /s/ William R. Latham III
                                        ----------------------------------
                                            William R. Latham III, Trustee


                                        /s/ James B. O'Neill
                                        ----------------------------------
                                            James B. O'Neill, Trustee


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